Exhibit 21.1

Entity name (jurisdiction)

Helbiz, Inc. (Delaware)

Helbiz Holdings, Inc. (Delaware)

Micromobility.com Retail LLC (New York)

Helbiz Kitchen, Inc. (Delaware)

Wheels Labs, Inc (Delaware)

Wheels Labs Operations, Inc. (California)

JJC Imports, LLC (Delaware)

Helbiz OK LLC (Oklahoma)

Helbiz DC LLC (District of Columbia)

Helbiz Racing LLC (Delaware)

Helbiz FL LLC (Delaware)

Helbiz CA LLC (Delaware)

Helbiz NC LLC (Delaware)

Helbiz VA LLC (Virginia)

Helbiz AZ LLC (Arizona)

Helbiz Illinois LLC (Illinois)

Helbiz GA LLC (Delaware)

Helbiz IN LLC (Indiana)

Helbiz IA LLC (Iowa)

Helbiz BC Operations, Inc. (Canada)

MiMoto Smart Mobility S.r.l. (Italia)

Helbiz Australia PTY LTD (Australia)

Helbiz Europe Ltd (Ireland)

Helbiz Italia S.r.l. (Italia)

Helbiz Media Italia S.r.l. (Italia)

Helbiz Kitchen Italia S.r.l. (Italia)

Helbiz France SaS (France)

Wheels France SaS (France)

Wheels Labs Sweden AB (Sweden)

Helbiz Operations Spain S.L. (Spain)

MYGO MOVILIDAD S.L. (Spain)

Helbiz Portugal Lda (Portugal)

Trapeze Velvet, Unipessoal Lda (Portugal)

Helbiz DOO (Serbia)

Helbiz Delivery DOO Beograd (Serbia)

Helbiz U.K. Ltd (United Kingdom)

Wheels Labs Limited (United Kingdom)

Wheels Labs GmbH (Switzerland)

Wheels Labs GmbH I.GR (Germany)

 Wheels Labs GmbH (Austria)

Wheels Labs Belgium (Belgium)

Prossedi SP. Z 0.0. (Poland)

Wheels Labs Netherlands Holding B.V. (Netherlands)

Wheels Labs Netherlands Transportation B.V. (Netherlands)